EXHIBIT 1.01

CONFLICT MINERALS REPORT OF
PLEXUS CORP.
IN ACCORDANCE WITH RULE 13p-1
UNDER THE SECURITIES EXCHANGE ACT OF 1934
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2017

Introduction

This Conflict Minerals Report (the “Report”) of Plexus Corp. (“Plexus,” the “Company,” “we,” “us,” or “our”) has been prepared for calendar year 2017 under the Securities Exchange Act of 1934 (the “Act”). The term “conflict mineral” is defined as (A) columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD (collectively, the “Conflict Minerals Rule”) and the reader is referred to those sources, and also to Securities and Exchange Commission (“SEC”) Release No. 34-67716 (August 22, 2012) under the Act for such definitions. For the purpose of this report, tin, tungsten, tantalum, and gold will collectively be referred to as the 3TGs.

In accordance with the Conflict Minerals Rule, we undertook efforts to determine whether the 3TGs necessary to the functionality or production of products that we manufacture, or contract to manufacture, were sourced from the Covered Countries, or are from recycled or scrap sources. The Company designed its due diligence efforts to conform, in all material respects, with the framework presented by the Organisation for Economic Co-operation and Development (the “OECD”) in the publication Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for each of the conflict minerals (collectively, the “OECD Guidance”).

The statements below are based on the due diligence activities performed to date and on the information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or a lack of available smelter data, errors or omissions by suppliers or smelters, evolving confirmation of smelters, incomplete information from industry or other third-party sources, and other issues.

About Plexus

Plexus Corp. and its subsidiaries (together "Plexus," the "Company," or "we") participate in the Electronic Manufacturing Services ("EMS") industry. We partner with our customers to create the products that build a better world. Since 1979, Plexus has been partnering with companies to transform concepts into branded products and deliver them to the market. From idea to aftermarket and everything in between, Plexus is a global leader in providing support for all the facets of the product realization process - Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus delivers comprehensive end-to-end solutions for customers in the Americas ("AMER"), Europe, Middle East, and Africa ("EMEA") and Asia-Pacific ("APAC") regions.

We specialize in working in industries with highly complex products and demanding regulatory environments. Plexus has partnerships with over 140 customers in the Healthcare and Life Sciences, Industrial and Commercial, Communications, and Aerospace and Defense (formerly known as Defense, Security and Aerospace) market sectors. We leverage our expertise to understand the unique needs of our customers' markets and have aligned our processes to provide flexibility, create efficiency and deliver superior quality. Our customers have stringent quality, reliability and regulatory requirements, requiring exceptional production and supply chain agility. Their products require complex configuration management, direct order fulfillment (to end customers), global logistics management and aftermarket services. To service the complexities that our customers' products demand, we utilize our full suite of solutions offerings to support our customers’ products from concept to end of life.

Description of Products

Plexus does not sell “Plexus-branded” products. Plexus provides services for original equipment manufacturers (“OEMs”) with a focus on supporting mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. The products falling within the scope of this Report include the assemblies and products that we manufactured or contracted to manufacture for customers in the aforementioned market sectors during calendar year 2017. As an EMS company, it’s highly likely that most/all products assembled contain tin, tungsten, tantalum and/or gold. Although Plexus did not find any evidence that the 3TGs contained in these assemblies or products directly or indirectly benefited armed groups in the Covered Countries, we were unable to conclude that any of these assemblies and products were definitively “DRC conflict free.”

Conflict Minerals Policy

Plexus is committed to ensuring ethical sourcing and has made significant progress in developing supply chain transparency. We have a Conflict Minerals Policy Statement (the “Conflict Minerals Policy”), which is posted on our website at the following link: https://plexuscdn.s3.amazonaws.com/plexus/media/english-media/social-impact/pdfs/conflict-minerals-policy-statement.pdf?ext=.pdf

Reasonable Country of Origin Inquiry (“RCOI”)

Plexus conducted a good faith RCOI regarding the 3TGs in the materials, components and finished goods supplied to the Company. We utilized a third-party service provider (the “Provider”) to assist in supplier outreach and our due diligence procedures.

Plexus reviewed the assemblies and products that it manufactured or contracted to manufacture for customers during calendar year 2017 and identified suppliers that supply components or products, or engage in manufacturing activities, that are likely to contain one or more of the 3TGs. We removed from the list of suppliers all service providers, indirect materials suppliers, and inactive suppliers that did not supply goods to Plexus. For the 2016 reporting period we focused our RCOI efforts on suppliers comprising approximately the top 90% of the Company’s spend with suppliers. For 2017, we broadened the scope of our conflict minerals program to include all suppliers that provided parts known to contain 3TG as well as suppliers providing parts that may contain 3TG.

The Provider conducted the supplier survey portion of the RCOI. Suppliers received a communication describing the compliance requirements and requesting information on the 3TGs in their products and the smelters or refiners of those minerals. The Provider, on behalf of the Company, utilized version 5.01 or higher of the Responsible Mineral Initiative’s (the “RMI”) Conflict Minerals Reporting Template (“CMRT”). The Provider, on behalf of Plexus, engaged 3,804 suppliers determined to be in scope for purposes of our RCOI efforts to collect information regarding the presence and sourcing of 3TGs in the products supplied to the Company. Due to our decision to change the scope of suppliers for this year, we surveyed an additional 2,377 suppliers for the 2017 program compared to 2016.

The Provider followed up with all unresponsive suppliers through a defined process. The Provider utilized both automated and direct email communications. Escalation emails for nonresponsive suppliers were also sent directly by Plexus personnel. The communications offered assistance and further information to suppliers about the requirements of the Conflict Minerals Rule and the Company’s compliance program. A minimum of four attempts, an increase from three last year, were made in an effort to contact unresponsive suppliers. Additionally, our program continues to include automated data validation on all submitted CMRTs. Suppliers were contacted to address incomplete data and invalid submissions and they were encouraged to re-submit a valid CMRT. The goal of this process is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The Provider monitored and tracked all invalid or incomplete supplier submissions.

Although we requested information at a product level, the majority of suppliers provided CMRT responses at a company or division level that included information on all products sold by the supplier to its customers, even though Plexus may have purchased only a limited subset of components or products from the supplier. Therefore, the information provided by these suppliers was not necessarily limited to smelters or refiners that were potentially part of the Plexus supply chain.

Based on the responses gathered during our RCOI, the Company was unable to determine that the 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries. As a result, and in accordance with the Conflict Minerals Rule, Plexus undertook the due diligence measures described below on the source and chain of custody of the conflict minerals in its supply chain.

Design of Due Diligence

As previously disclosed, the Company’s due diligence measures were designed to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD Guidance.

The design of the Company’s due diligence measures considered the OECD’s recommendations for “downstream” actors with no direct relationships with smelters or refiners. “Downstream” refers to the supply chain from smelters or refiners to retailers and manufacturers, whereas “upstream” refers to the supply chain from the mines to the smelters or refiners.

Plexus does not have a direct relationship with any smelters or refiners and therefore, does not perform direct audits of the due diligence practices of these entities. The Company instead relies on internationally-recognized validation schemes that facilitate independent third-party audits of smelters or refiners and validate that smelters or refiners have met the requirements of the OECD Guidance, such as the RMI Responsible Minerals Assurance Process (“RMAP”). Plexus supports this program through membership and participation in the RMI as an active member of the Responsible Business Alliance (“RBA”).

Due Diligence Measures Performed

Plexus’ overall conflict minerals program is based on the five-step framework of the OECD Guidance. Plexus followed the five-step framework established by the OECD Guidance while performing our due diligence measures for calendar year 2017, which consisted of the following steps:

Step 1: Maintain strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelters’ and refiners’ due diligence practices when required.
Step 5: Report annually on supply chain due diligence

Step 1: Maintain strong company management systems

Internal Team:

Plexus has established an internal management system reporting through the Corporate Compliance Officer designed to assist in complying with the Conflict Minerals Rule. As previously discussed, we also retained the services of the Provider to assist with our efforts. Through use of the Provider’s web-based reporting tool we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of this tool and our other management systems has provided an opportunity for the Company to assist our suppliers in understanding our expectations and requirements and to increase the rate of responses received from our suppliers.

Control Systems:

The Company’s Conflict Minerals Policy outlines the expectation that all Plexus suppliers abide by the requirements of the Plexus Supplier Code of Conduct, which prohibits human rights abuses and unethical practices. The Conflict Minerals Policy also requires all suppliers to comply with applicable legal standards and requirements and provide us with completed conflict minerals declarations annually.

We periodically review our Conflict Minerals Policy and will make updates as necessary and appropriate. If a supplier fails to comply with our Conflict Minerals Policy, we may reconsider our willingness to continue to partner with that supplier.

Supplier Engagement:

In an effort to strengthen engagement with suppliers, Plexus utilized version 5.01 or higher of the CMRT and the Provider’s web-based reporting tool for collecting CMRTs from our supplier base. The use of these tools and our other engagement efforts, have allowed us to assist our suppliers in understanding our expectations.

We continue to put a strong emphasis on supplier education and training. To accomplish this, we utilized our third-party vendor’s learning management system and provided all in-scope suppliers access to their Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition to this, we invited certain suppliers who listed high risk smelters or refiners in the 2016 reporting year, to attend a customized webinar. This webinar training session was meant to educate suppliers on smelters and refiners, how to identify risks, and describe recommended risk mitigation activities.

For the 2017 reporting period we also put a stronger emphasis on the need for product level responses from suppliers by requesting CMRTs that only include the parts that are sold to Plexus. The drive to a higher percentage of product-specific responses will continue into the next reporting period.

Company Level Grievance Mechanism:

As an additional means of communication regarding conflict minerals, Plexus employees and other stakeholders can communicate directly and confidentially with the Company’s Corporate Compliance Officer and executive management by use of the Plexus Ethics Hotline, as outlined in the Plexus Code of Conduct and Business Ethics, available at: https://www.plexus.com/en-us/plexus-code-of-conduct.

Document Retention:

Plexus is retaining documentation regarding its conflict minerals program for calendar year 2017 in accordance with its record retention guidelines.

Step 2: Identify and assess risks in the supply chain

Plexus performed multiple steps in an effort to ensure that risks were identified and assessed during the execution of its conflict minerals program. This included risks associated with smelters or refiners, supplier responses, and with suppliers’ internal policies and programs.

The Provider verified whether the metals processors identified by each supplier on its CMRT are actually smelters, refiners, or recyclers of conflict minerals (“legitimate smelters or refiners”) by comparing the facilities reported by suppliers to the RMI's Standard Smelter List, the data gathered by the U.S. Department of Commerce, and by conducting its own independent research. The Provider also researched and reviewed mine information for all verified smelters or refiners in an effort to determine the country of origin of the minerals processed.

The Provider attempted to match each identified smelter or refiner to available lists of smelters and refiners that have been identified as conformant by internationally-recognized validation schemes, such as the RMAP. If a smelter or refiner was not certified by an internationally-recognized scheme, the Provider attempted to contact the entity to gather more information about its sourcing practices. In addition, the Provider also performed research using publicly available sources of information regarding the smelter’s or refiner’s sourcing practices.

The Company sought to understand the risk levels associated with conflict minerals in the supply chain. A smelter’s or refiner’s overall risk is based on various factors, including whether the smelter has been identified as “valid” and has an associated Smelter Identification Number (under the RMI, this is known as a CID), as well as the smelter’s geographic location, including its proximity to the Covered Countries and any credible evidence of unethical or conflict sourcing.

The Provider assessed supplier risk based on its determination of the likelihood that a supplier provided conflict minerals to the Company that may have originated from sources that are not conflict free, considering the smelters or refiners declared by that supplier on its CMRT.

Additionally, we evaluated suppliers based on the strength of their conflict minerals programs. The criteria used to evaluate the strength of a supplier’s program consisted of the following questions on the CMRT:

•	Have you established a conflict minerals sourcing policy?

•	Have you implemented due diligence measures for conflict-free sourcing?

•	Do you review due diligence information received from your suppliers against your company’s expectations?

•	Does your review process include corrective action management?

The Company has, through the Provider, provided training to suppliers on conflict minerals, the Conflict Minerals Rule and the CMRT. This includes instructions on completing the CMRT, guidance for identifying risks, and discussions with supplier personnel.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in the supply chain. Plexus has determined that seeking information about conflict minerals smelters and refiners in the supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in the supply chain. This was done by adopting the methodology outlined by the OECD Guidance and by requiring suppliers to conform with the same standards to meet the OECD Guidance, and report to Plexus using the CMRT. Through this process, we believe we have made reasonable efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

Step 3: Design and implement a strategy to respond to identified risks

Following the assessment of supplier risk discussed above, Plexus followed up with suppliers whom we had reason to believe may be sourcing conflict minerals originating from a smelter or refiner in the Covered Countries. We also followed up with any supplier that did not submit a valid response to the CMRT and encouraged them to provide complete and accurate data via the CMRT.

As stated in our Conflict Minerals Policy, Plexus requires all in-scope suppliers to provide completed conflict minerals declarations using the CMRT. Plexus may reconsider its willingness to partner with suppliers that fail to comply with our Conflict Minerals Policy.

Based on the smelter or refiner risk criteria noted above, the following facilities have been identified with red-flag risks:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) – CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through the Provider, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions. The mitigation actions may include the submission of a product specific CMRT to better identify the connection to products that they supply to Plexus, escalating up to removal of these red-flag smelters from their supply chain.

In addition to this, we conducted a direct email campaign to all suppliers who indicated one or more smelters of concern in an effort to educate them on the level of risk and suggested next steps. The Company plans to assess all suppliers who indicated smelters of high concern in multiple reporting years and to escalate these concerns internally.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. Furthermore, suppliers are guided to our third-party vendor’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

Plexus relies on multi-stakeholder initiatives that provide verification processes for smelters or refiners who provide conflict minerals to companies in its supply chain. Plexus, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we do not conduct purchasing activities directly in the Covered Countries. In addition, we do not perform or direct audits of the smelters or refiners listed by our suppliers as being potentially a part of our supply chain.

Through our membership with the RMI, we encouraged smelters or refiners to participate in the RMAP. Any smelters or refiners that were reported by our suppliers who were not part of the RMAP, were also contacted directly by Assent to encourage them to participate in the RMAP.

The Provider also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities sourcing practices on behalf of its compliance partners. Plexus is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Step 5: Report annually on supply chain due diligence

This Report (and the related Form SD) was filed with the SEC and is available on the Plexus website at: https://plexuscdn.s3.amazonaws.com/plexus/media/english-media/social-impact/pdfs/conflict-minerals-report.pdf?ext=.pdf

Due Diligence Results

Using the processes outlined above, Plexus surveyed the in-scope suppliers for calendar year 2017 and reviewed the responses received. As previously noted, the Company, along with the Provider, followed up with suppliers who did not respond or who provided incomplete responses, or whose responses contained inconsistencies, in an effort to secure valid and complete responses. We received CMRTs from approximately 75% of our in-scope suppliers for the 2017 Reporting Year accounting for over 92% of our in scope parts.

Based on the due diligence measures discussed in this Report, Plexus does not have sufficient information from our suppliers or otherwise to conclusively determine the country of origin of the 3TGs in the products we manufactured, or were contracted to manufacture, in calendar year 2017 or whether the 3TGs were from recycled or scrap sources. As a result of these due diligence measures, Plexus has identified the 321 smelters and refiners listed in Annex A to this Report as potentially processing the 3TGs provided by its suppliers. Based on information provided by Plexus’ suppliers, RMI’s country of origin data and the research provided by the Provider, the smelters or refiners listed in Annex A are believed to have provided 3TGs to Plexus’ supply chain. Of the 321 smelters and refiners, 257 were identified as RMI conformant, with an additional 11 pursuing their RMI certification, leaving a total of 53 smelters that are not currently enrolled in the RMAP. Each of those 53 smelters have received a letter to educate them on the RMI process as well as encouraging them to join the RMAP and become a RMI compliant facility.

As previously disclosed, Plexus does not do business directly with any of the smelters or refiners listed. The list was generated based on information received from the Company’s suppliers. Plexus continues to conduct independent research on smelters and refiners and will work with suppliers throughout our supply chain to help improve and refine reported information in future years. Plexus will continue to communicate expectations and information requirements to our direct suppliers. We will continue to make inquiries to direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified.

Although we requested information at a product level, as previously disclosed, a majority of suppliers returned information at a company or division level, not at a product level. Therefore, the information provided was not necessarily limited to smelters or refiners confirmed to be in the Company’s supply chain. From the responses that we received, we identified 6 smelters or refiners that potentially posed a risk. These concerns stem from location of the facilities, RMAP audit status, and credible evidence of unethical or conflict sourcing. We have not been able to determine whether any of these smelters are financing conflict in the Covered Countries. We will continue to work with our suppliers to determine if these smelters or refiners can be directly linked to the actual parts or products sold to Plexus. Due to the submission of company level responses, we cannot make this determination at this time.

In addition, various supplier responses were incomplete, as all supply chain participants continue to map their upstream supply chains. As a result, Plexus is unable to definitively validate whether the facilities listed in Annex A actually processed the minerals contained in our products or whether this is a completely inclusive list.

Steps to Continuously Improve Due Diligence

In addition to the initiatives outlined above, Plexus plans to take the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that these conflict minerals benefit armed groups:

•
Actively participate in and support industry trade groups to help improve communication throughout the supply chain. Plexus is an active member of the RBA, and will continue its membership activity through the coming year.

•	Continue to partner with certain customers to help educate suppliers on our ongoing expectations supporting responsible sourcing decisions.

•
Continue to expand and improve supplier engagement. With the goal of increasing the response rate and quality of survey responses, Plexus will continue to reach out to suppliers, support education and training, and seek to integrate expectations into new supplier contracts.

•
Evaluate ongoing supplier relationships with those suppliers that do not comply with our Conflict Minerals Policy. We plan to assess year-over-year supplier submissions to identify suppliers who have not made improvements to their CM programs in an attempt to reduce their risk. Comparisons between multiple reporting year submissions are currently underway. An educational outreach program will be offered for those suppliers failing to provide a CMRT for both years through the Provider.

•	Evaluate the suppliers that have provided smelters or refiners on the previously mentioned X risky smelters and require smelter diligence training for those suppliers.

•
Continue to enhance and refine due diligence measures. Based on an evaluation of the 2017 supplier survey process, Plexus will continue to work with third-party service providers to enhance its supplier survey and due diligence processes.

Annex A

List of Identified Smelters/Refiners for 2017

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Active
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Enrolled
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	Brazil	CID002756	Not Enrolled
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant